Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public company Account Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), David Laky, the President and CEO of MedClean Technologies, Inc. (the “Company”), and Cheryl Kaine Sadowski, the Treasurer and CFO of the Company each hereby severally certifies that, to the best of his knowledge:

1. The Annual Report on Form 10-K, of the Company for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Annual Report"), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2010

/s/ David Laky

David Laky
President and
Chief Executive Officer

/s/ Cheryl Kaine Sadowski

Cheryl Kaine Sadowski
Treasurer and Chief Financial Officer